                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               MAXTOR CORPORATION

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Shares"), of Maxtor Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Citibank, N.A., (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by mail, overnight courier, hand or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                         TO: CITIBANK, N.A., DEPOSITARY

           By Mail:                 By Overnight Courier:                By Hand:
        Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
       c/o Citicorp Data              c/o Citicorp Data           Corporate Trust Window
      Distribution, Inc.             Distribution, Inc.         111 Wall Street, 5th Street
         P.O. Box 1429                 404 Sette Drive              New York, New York
   Paramus, New Jersey 07653      Paramus, New Jersey 07652
                                 By Facsimile Transmission:
                                 (For Eligible Institutions
                                            Only)
                                       (201) 262-3240
                                    Confirm by Telephone:
                                       (800) 422-2066

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Hyundai Acquisition, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Hyundai Electronics America, a California corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
                 -------------------------------------

Share Certificate Nos.
  (if available):

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Check ONE box if Shares will be tendered by book-entry transfer:

/ /  The Depository Trust Company

/ /  Midwest Securities Trust Company

/ /  Philadelphia Depository Trust Company

Account Number:
               --------------------------------------

Name of Tendering Institution:

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Name(s) of Record Holder(s):

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                                 (Please print)

Address(es):
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------------------------------------------------------

------------------------------------------------------
                   (Zip Code)

Area Code and
Telephone No.:
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Signature(s)
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Dated:
      ----------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents, within three trading days after the date hereof. A trading day is any day on which the Nasdaq National Market operated by the National Association of Securities Dealers, Inc. is open for business.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm:
             -----------------------------------------
Address:
        ----------------------------------------------

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                  (Zip Code)
Area Code and
Telephone No.:
              ----------------------------------------

------------------------------------------------------
            (Authorized Signature)

Name:
     -------------------------------------------------
                    (Please print)

Title:
      ------------------------------------------------
Dated:
      -------------------
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE; CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.